Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS THIRD QUARTER NET INCOME PER SHARE ATTRIBUTABLE TO REX COMMON SHAREHOLDERS OF $0.18

Files Class VI Permit Application Related

to Carbon Sequestration Project

Dayton, Ohio, (December 1, 2022) -- REX American Resources Corporation (NYSE: REX) (“REX” or “the Company”) today reported financial results for its fiscal 2022 third quarter (“Q3 ’22”) ended October 31, 2022. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2910
Webcast / Replay URL:	www.rexamerican.com
The webcast will be available for replay for 30 days.

REX American Resources’ Q3 ’22 results principally reflect its interests in six ethanol production facilities. The One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) ethanol production facilities are consolidated, while the four other ethanol plants are reported as equity in income of unconsolidated ethanol affiliates. The Company reports results for its ethanol and by-products component as continuing operations and beginning in the third quarter of fiscal 2021 its refined coal component as discontinued operations as operations have now ceased.

REX’s Q3 ’22 net sales and revenue were $220.3 million, compared with $203.1 million in Q3 ’21. The year-over-year net sales and revenue increase primarily reflects higher pricing for ethanol, dried distillers grains, non-food grade corn oil and modified distillers grains. Q3 ’22 gross profit for the Company’s continuing operations decreased to $11.3 million, compared with $25.2 million in Q3 ’21 as the higher net sales and revenue were offset by significant increases in corn and natural gas prices. This led to Q3 ’22 income before income taxes and non-controlling interests of $6.1 million, compared with $19.2 million in the comparable year ago period.

Net income attributable to REX shareholders from continuing operations in Q3 ’22 was $3.2 million, compared to $13.3 million in Q3 ’21. Q3 ’22 basic and diluted net income per share attributable to REX common shareholders from continuing operations was $0.18, compared to $0.74 per share in Q3 ’21. Per share results for Q3 ’22 and Q3 ’21 are based on 17,591,000 and 17,890,000 diluted weighted average shares outstanding, respectively, reflecting the Company’s 3-for-1 common stock split effected August 5, 2022.

REX American Resources Q3 ’22 Results, 12/1/22	page 2

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “The third quarter marked a difficult operating environment as we faced significant price increases in our two largest inputs – corn and natural gas – as well as ongoing logistical constraints. Despite these challenges, we were able to post our ninth consecutive quarter of positive income along with income per share for the first nine months of fiscal 2022 of $1.10. We have maintained our robust balance sheet and liquidity position which at quarter end included approximately $290 million in cash and short-term investments and no debt. We remain confident our strong capital structure positions REX to continue to benefit our shareholders and support our ethanol businesses while strategically investing in initiatives that can yield attractive returns for our employees, partners and shareholders.

“In this regard, our team remains very excited about our carbon capture and sequestration project and is making meaningful progress on this front. We filed a Class VI injection well permit application for three wells to allow us to inject carbon dioxide into deep rock formations and recently signed a contract for a carbon compression facility for our One Earth Energy ethanol plant. The language and opportunities in the Inflation Reduction Act are encouraging, including the new clean fuel production credit under section 45Z and an increase in the 45Q credit to $85 per ton. We believe this can bring significant financial benefits to our carbon capture and sequestration initiatives and to the ethanol industry as a whole.”

Balance Sheet

As of October 31, 2022, REX had cash and cash equivalents and short-term investments of $289.8 million, $30.5 million of which was at the parent company, and $259.3 million of which was at its consolidated production facilities. This compares with cash, cash equivalents and short-term investments at January 31, 2022, of $255.7 million, $42.9 million of which was at the parent company, and $212.8 million of which was at its consolidated ethanol production facilities.

During the fiscal third quarter ended October 31, 2022, the Company repurchased 249,570 shares of its common stock at a cost of approximately $6.8 million. The Company is currently authorized to repurchase up to an additional 876,786 shares of common stock and has approximately 17,390,469 shares of common stock outstanding.

The following table summarizes select data related to REX’s

consolidated alternative energy interests:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2022	2021	2022	2021
Average selling price per gallon of ethanol	$2.49	$2.31	$2.48	$2.12
Average selling price per ton of dried distillers grains	$230.29	$184.85	$232.51	$200.02
Average selling price per pound of non-food grade corn oil	$0.74	$0.59	$0.70	$0.47
Average selling price per ton of modified distillers grains	$116.49	$92.10	$120.23	$83.97
Average cost per bushel of grain	$7.52	$6.45	$7.28	$6.05
Average cost of natural gas (per MmBtu)	$7.15	$4.58	$6.69	$3.69

REX American Resources Q3 ’22 Results, 12/1/22	page 3

Third Quarter Conference Call

REX will host a conference call at 11:00 a.m. ET today to discuss the quarterly results and will host a question and answer session. The dial in number for the audio conference call is 212/231-2910 (domestic and international callers). Participants can also listen to a live webcast of the call on the Company’s website at, www.rexamerican.com. A webcast replay will be available for 30 days following the live event.

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 699 million gallons of ethanol over the twelve-month period ended October 31, 2022. REX’s effective ownership of the trailing twelve-month gallons shipped (for the twelve months ended October 31, 2022) by the ethanol production facilities in which it has ownership interests was approximately 277 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the effect of pandemics such as COVID-19 on the Company’s business operations, including impacts on supplies, demand, personnel and other factors, the impact of legislative and regulatory changes, the price volatility and availability of corn, distillers grains, ethanol, non-food grade corn oil, commodity market risk, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, logistical interruptions, changes in the international, national or regional economies, the impact of inflation, the ability to attract employees, weather, results of income tax audits, changes in income tax laws or regulations, the impact of U.S. foreign trade policy, changes in foreign currency exchange rates and the effects of terrorism or acts of war. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:

Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500 / rex@jcir.com

REX American Resources Q3 ’22 Results, 12/1/22	page 4

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net sales and revenue	$220,277	$203,066	$654,833	$562,786
Cost of sales	208,941	177,914	615,001	504,003
Gross profit	11,336	25,152	39,832	58,783
Selling, general and administrative expenses	(7,886)	(6,310)	(22,237)	(22,444)
Equity in income of unconsolidated ethanol affiliates	661	349	6,210	2,763
Interest and other income, net	1,983	35	10,338	117
Income before income taxes and noncontrolling interests	6,094	19,226	34,143	39,219
Provision for income taxes	(1,196)	(4,338)	(7,374)	(8,329)
Net income from continuing operations	4,898	14,888	26,769	30,890
Net income attributable to noncontrolling interests (continuing operations)	(1,714)	(1,562)	(7,233)	(4,585)
Net income attributable to REX common shareholders (continuing operations)	3,184	13,326	19,536	26,305

Net income from discontinued operations, net of tax	-	1,815	-	4,263
Net loss attributable to noncontrolling interests (discontinued operations)	-	137	-	370
Net income attributable to REX common shareholders (discontinued operations)	-	1,952	-	4,633

Net income attributable to REX common shareholders	$3,184	$15,278	$19,536	$30,938

Weighted average shares outstanding - basic and diluted	17,591	17,890	17,714	17,983

Basic and diluted net income per share from continuing operations attributable to REX common shareholders	$0.18	$0.74	$1.10	$1.46

Basic and diluted net income per share from discontinued operations attributable to REX common shareholders	-	0.11	-	0.26
Basic and diluted net income per share attributable to REX common shareholders	$0.18	$0.85	$1.10	$1.72

- balance sheets follow -

REX American Resources Q3 ’22 Results, 12/1/22	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

Unaudited

	October 31, 2022	January 31, 2022
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$135,986	$229,846
Short-term investments	153,819	25,877
Restricted cash	1,308	2,222
Accounts receivable	22,675	25,821
Inventory	42,045	42,225
Refundable income taxes	6,611	6,677
Prepaid expenses and other	11,576	12,499
Total current assets	374,020	345,167
Property and equipment, net	131,235	137,554
Operating lease right-of-use assets	14,748	11,221
Deferred taxes and other assets	21,267	25,853
Equity method investment	33,769	30,566
TOTAL ASSETS	$575,039	$550,361
LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Accounts payable - trade	$40,271	$32,266
Current operating lease liabilities	4,902	4,600
Accrued expenses and other current liabilities	12,109	13,617
Total current liabilities	57,282	50,483
LONG-TERM LIABILITIES:
Deferred taxes	3,132	3,132
Long-term operating lease liabilities	9,883	6,390
Other long-term liabilities	2,997	2,794
Total long-term liabilities	16,012	12,316
EQUITY:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	278	-
Retained earnings	632,665	611,607
Treasury stock	(193,770)	(181,114)
Total REX shareholders’ equity	439,472	430,792
Noncontrolling interests	62,273	56,770
Total equity	501,745	487,562
TOTAL LIABILITIES AND EQUITY	$575,039	$550,361

- statements of cash flows follow -

REX American Resources Q3 ’22 Results, 12/1/22	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended October 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income including noncontrolling interests	$26,769	$35,153
Net income from discontinued operations, net of tax	-	4,263
Net income from continuing operations	26,769	30,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,503	13,505
Amortization of operating lease right-of-use assets	4,105	4,128
Income from equity method investments	(6,210)	(2,763)
Dividends received from equity method investments	3,007	1,504
Interest income from investments	(1,098)	(36)
Deferred income taxes	4,964	5,840
Stock based compensation expense	1,295	1,100
Gain on sale of property and equipment - net	(91)	(1)
Changes in assets and liabilities:
Accounts receivable	3,146	(20,313)
Inventories	180	7,673
Refundable income taxes	66	(332)
Other assets	649	1,912
Accounts payable - trade	7,990	10,916
Other liabilities	(4,281)	2,776
Net cash provided by operating activities from continuing operations	53,994	56,799
Net cash used in operating activities from discontinued operations	-	(6,368)
Net cash provided by operating activities	53,994	50,431
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(7,182)	(4,245)
Purchase of short-term investments	(307,371)	(67,412)
Sale of short-term investments	180,527	82,022
Other	-	40
Net cash (used in) provided by investing activities	(134,026)	10,405
CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock acquired	(13,012)	(6,627)
Payments to noncontrolling interests holders	(1,730)	(1,515)
Net cash used in financing activities from continuing operations	(14,742)	(8,142)
Net cash provided by financing activities from discontinued operations	-	280
Net cash used in financing activities	(14,742)	(7,862)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(94,774)	52,974
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	232,068	146,158
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$137,294	$199,132

Non-cash financing activities - Stock awards accrued	$679	$972
Non-cash financing activities - Stock awards issued	$1,539	$100
Non-cash investing activities - Accrued capital expenditures	$93	$34
Right-of-use assets acquired and liabilities incurred upon lease execution	$7,632	$3,267

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